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                                                                     EXHIBIT 3.3



                          CERTIFICATE OF INCORPORATION

                                       OF

                            AMRS Holding Corporation

                  The undersigned, the sole incorporator of AMRS Holding Corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware ("DGCL") does hereby certify as follows:

                  FIRST: The name of the corporation is
                         AMRS Holding Corporation

(which is hereinafter referred to as the "Corporation").

                  SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

                  THIRD: The purpose of the Corporation shall be confined within the State of Delaware to the maintenance and management of its intangible investments and to the collection and distribution of the income from such investments and from tangible property physically located outside the State of Delaware, all in accordance with ss.1902 (b) (8) of Title 30 of the Delaware Code, as the same may be amended from time to time.

                  FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is One Thousand (1,000) shares, all of which shares shall be Common Stock, par value of $1.00 per share, and all of which shares shall be of one class.



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                  FIFTH: Election of directors need not be by written ballot, unless the bylaws of the Corporation shall so provide. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the bylaws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

                  SIXTH: The books of the Corporation may be kept (subject to applicable statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                  SEVENTH: The Corporation shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

                  EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his/her fiduciary duty as director, provided that nothing contained in this article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.


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                  NINTH: The name and address of the incorporator is Charles D.
MarLett, P.O. Box 619616, MD 5675, Dallas/Fort Worth Airport, Texas 75261-9616.

                  IN WITNESS WHEREOF, I have signed and acknowledged this Certificate this 8th day of January, 1993.



                                       /s/ Charles D. MarLett
                                       ----------------------------------------
                                           Charles D. MarLett



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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

                  AMRS Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  The present registered agent of the corporation is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805 and the present registered office of the corporation is in the county of New Castle.

                  The Board of Directors of AMRS Holding Company adopted the following resolution on the 10 day of December, 1993.

                  Resolved, that the registered office of AMRS Holding Company in the state of Delaware be and it hereby is changed to Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

                  IN WITNESS WHEREOF, AMRS Holding Company has caused this statement to be signed by Thomas M. Metzler, its President and attested by
Charles D. MarLett, its Corporate Secretary this         day of December     ,
1993.

                                       By   /s/ Thomas M. Metzler
                                         --------------------------------------
                                         President
ATTEST:

By   /s/ Charles D. MarLett
  ----------------------------------
     Corporate Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                      *****

                  AMRS Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of AMRS Holding Corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended said Article shall be and read as follows:

                  "FIRST: The name of the corporation is AMRS Finance Company (which is hereinafter referred to as the "Corporation")."

                  SECOND: That the holders of all shares of issue and outstanding stock of the corporation have signed a written consent adopting the amendment.

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                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said AMRS Holding Corporation has caused this certificate to be signed by Thomas M. Metzler its President and attested by Charles D. MarLett, its Corporate Secretary, this 25th day of April, 1994.


                                       By:  /s/ Thomas M. Metzler
                                          ------------------------------------
                                          Thomas M. Metzler, President



ATTEST:



By:  /s/ Charles D. MarLett
   --------------------------------------
   Charles D. MarLett, Secretary



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AMRS FINANCE COMPANY

                  AMRS Finance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

                  FIRST: That the Board of Directors of AMRS Finance Company, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of AMRS Finance Company be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

                  FIRST: The name of the corporation is Worldwide Flight Finance Company (which is hereinafter referred to as the "Corporation")."

                  SECOND: That the holders of all shares of issued and outstanding stock of the corporation have signed a written consent adopting the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



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                  IN WITNESS WHEREOF, said AMRS Finance Company has caused this certificate to be signed by Peter A. Pappas, its President, this 31st day of March, 1999.



                                       /s/  Peter A. Pappas
                                       -------------------------------------
                                       Peter A. Pappas
                                       President